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                     Kirkland, Russ, Murphy & Tapp, P.A.
                     13577 Feather Sound Drive, Suite 400
                          Clearwater, FL 33762-4439




Board of Directors of Sportsend, Inc.
Clearwater, Florida

We consent to the use of our audit report dated April 26, 2001 on the financial statements of Sportsend, Inc. as of January 31, 2001 for filing with and attachment to the Form 10-K report for the year ended January 31, 2001.



                                     /S/ Kirkland, Russ, Murphy, Tapp, P.A.
                                    -------------------------------------------
                                    Kirkland, Russ, Murphy, Tapp, P.A.
                                    Certified Public Accountants
                                    Clearwater, Florida
                                    April 26, 2001